PIONEER HI-BRED INTERNATIONAL, INC.
      Proxy For Annual Meeting of Shareholders--January 27, 1998

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles S. Johnson and Jerry L. Chicoine, or either of them, as Proxies, with the power of substitution in each, to vote all shares of the Common Stock of Pioneer Hi-Bred International, Inc. (the "Company") held of record by the undersigned at the close of business on November 28, 1997, at the Annual Meeting of Shareholders of the Company to be held on January 27, 1998, at 2:00 P.M., Central Standard Time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, a copy of which has been received by the undersigned, as follows on the reverse side.

IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON
SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION AS TO A PARTICULAR ITEM IS GIVEN, WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

NQ = Total number of votes for shares eligible for one vote per share (_____ NQ divided by 1 = _____ NQ shares)
Q = Total number of votes for shares eligible for five votes per share (______ Q divided by 5 = _______ Q shares)

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE



[X]        Please mark votes as in this example.

IMPORTANT: Please place a mark in the appropriate box. Please date, sign, and return promptly using the enclosed envelope.

1.  Election of Directors - Class I Nominees:    Dr. Pedro M. Cuatrecasas
                            -----------------    Charles O. Holliday, Jr.
                                                 Fred S. Hubbell
                                                 Charles S. Johnson
                                                 H. Scott Wallace
                                                 Herman H.F. Wijffels

                            Class II Nominee:    William F. Kirk
                            -----------------

     [ ]   FOR ALL NOMINEES (except as marked to the contrary below)

     [ ]   WITHHOLD FROM ALL NOMINEES
           ---------------------------------------------------------
     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. To approve an amendment to the Articles of Incorporation to create a new Class B common stock.

     [ ]    FOR              [ ]     AGAINST            [ ]         ABSTAIN

3. To approve an amendment to the Articles of Incorporation to increase the authorized shares of Common Stock.

     [ ]    FOR              [ ]     AGAINST            [ ]         ABSTAIN

4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors.

     [ ]    FOR              [ ]     AGAINST            [ ]         ABSTAIN

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature ___________________________     Date ___________________________

Signature ___________________________     Date ___________________________

MARK HERE FOR ADDRESS CHANGE               MARK HERE IF YOU PLAN TO
       AND NOTE BELOW    [ ]                     ATTEND THE MEETING     [ ]